UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2016

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9740 Scranton Road, San Diego, California 92121

(Address of principal executive offices)                                               (Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Named Executive Officer

On August 11, 2016, Thomas Martin, PriceSmart, Inc.’s Executive Vice President for Merchandising, announced his plans to retire, effective August 31, 2016.  Mr. Martin has been with the Company since inception.  He started his career in the warehouse club business at Price Club in 1977.  Following his retirement, Mr. Martin plans to work part-time in a transitional role through the end of the year.

Jesus Von Chong will take over Mr. Martin’s responsibilities as Executive Vice President for Merchandising for PriceSmart effective September 1, 2016.  Mr. Von Chong currently serves as Executive Vice President of Foods Merchandising at PriceSmart.  Mr. Von Chong has been with the Company since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PriceSmart, Inc.

By: /s/ JOHN M. HEFFNER

John M. Heffner

Executive Vice President and Chief Financial Officer

Date: August 12, 2016